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                                                                EXHIBIT h(57)(b)

                   FIRST AMENDMENT TO PARTICIPATION AGREEMENT

Pursuant to the Participation Agreement made and entered into in November, 1999, by and among AIM Variable Insurance Funds (formerly AIM Variable Insurance Funds, Inc.), A I M Distributors, Inc., Aetna Insurance Company of America and Aetna Life Insurance and Annuity Company, the parties do hereby agree to amend the last clause of the first paragraph as follows:

         and Aetna Investment Services, Inc., a registered broker-dealer, the principal underwriter of the Contracts ("UNDERWRITER") (collectively, the "Parties").

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on November 17, 2000.


                                             AIM VARIABLE INSURANCE FUNDS

Attest:  /s/ NANCY L. MARTIN                 By: /s/ ROBERT H. GRAHAM
         -------------------------------         -------------------------------
Name:    Nancy L. Martin                     Name:  Robert H. Graham
Title:   Assistant Secretary                 Title: President


                                             A I M DISTRIBUTORS, INC.

Attest:  /s/ NANCY L. MARTIN                 By: /s/ MICHAEL J. CEMO
         -------------------------------         -------------------------------
Name:    Nancy L. Martin                     Name:  Michael J. Cemo
Title:   Assistant Secretary                 Title: President


                                             AETNA INSURANCE COMPANY OF AMERICA,
                                             on behalf of itself and its
                                             separate accounts

Attest:  /s/ LENA A. RABBITT                 By: /s/ LAURIE M. TILLINGHAST
         -------------------------------         -------------------------------
Name:    Lena A. Rabbitt                     Name:  Laurie Tillinghast
Title:   Asst. Corporate Secretary           Title: Pursuant to delegation
                                                    dated 8/12/98


                                             AETNA INVESTMENT SERVICES, INC, as
                                             Principal Underwriter (now known as
                                             AETNA INVESTMENT SERVICES, LLC)

Attest:  /s/ JOHN F. TODD                    By: /s/ MAUREEN M. GILLIS
         -------------------------------         -------------------------------
Name:    John F. Todd                        Name:  Maureen Gillis
Title:   Corporate Secretary                 Title: President